Harvest Natural Resources Announces
2016 Third Quarter Results

HOUSTON, November 9, 2016 — Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2016 third quarter earnings and provided an operational update.

Harvest reported a third quarter net loss of approximately $7.1 million, or $0.55 per diluted share, compared with net income of $5.7 million, or $0.52 per diluted share, for the same period last year. The third quarter results include exploration charges of $0.6 million, or $0.05 pre-tax per diluted share, and transaction costs related to the sale of Harvest-Vinccler Dutch Holding B.V. (Harvest Holding) of $1.8 million, or $0.14 pre-tax per diluted share. Adjusted for exploration charges and transaction costs, Harvest would have posted a third quarter net loss of approximately $4.7 million, or $0.36 per diluted share, before any adjustment for income taxes.

Highlights for the third quarter of 2016 include:

Venezuela

On October 7, 2016, the Company, and its wholly owned subsidiary, HNR Energia B.V. (“HNR Energia”) completed the sale of all of HNR Energia’s 51% interest in Harvest Holding to Delta Petroleum N.V., a limited liability company organized under the laws of Curacao (“Delta Petroleum”). At the closing, the Company received consideration consisting of:

$69.4 million in cash paid after various closing adjustments;

An 11% non-convertible senior promissory note payable by Delta Petroleum to HNR Energia six months from the closing date in the principal amount of $12.0 million.

The return of all of the Company’s common stock owned by CT Energy Holding SRL (“CT Energy”), consisting of 8,667,597 shares (approximately 2,166,900 shares taking into account the November 3, 2016 reverse stock split), which was approximately 16.8% of all outstanding shares pre-closing, to be held by the Company as treasury shares;

The cancellation of $30.0 million in outstanding principal under the 15% Note; and

The cancellation of the CT Warrant.

With the net proceeds from the Venezuela transaction plus cash on hand, the Company had $71.9 million after closing.

The relationship between the Company and CT Energy effectively terminated upon the closing under the Share Purchase Agreement dated June 29, 2016 (the “Share Purchase Agreement”).

Gabon

Operational activities during the nine months ended September 30, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

Received two proposals for the purchase of our Gabon interests and are in discussions with both potential buyers.

NYSE Listing Requirements

On November 3, 2016 the Company completed a one-for-four reverse split of its issued and outstanding common stock to meet the minimum listing requirement of $1.00 per share as mandated by the NYSE.
On April 25, 2016, the Company received a notice from the NYSE stating that the Company was not in compliance with a second NYSE continued listing requirement, which provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million.

EXPLORATION AND OTHER ACTIVITIES
Venezuela
On October 7, 2016, the Company, and its wholly owned subsidiary, HNR Energia, completed the sale of all of HNR Energia’s 51% interest in Harvest Holding, to Delta Petroleum, pursuant to the Share Purchase Agreement. Harvest Holding owns, indirectly through wholly owned subsidiaries, a 40% interest in Petrodelta, S.A., a mixed company organized under Venezuelan law, through which all of the Company’s interests in Venezuela were owned. Thus, under the Share Purchase Agreement, the Company sold all of its interests in Venezuela to Delta Petroleum.

Delta Petroleum is an affiliate of CT Energy, which assigned all of its rights and obligations under the Share Purchase Agreement to Delta Petroleum on September 26, 2016.

At the closing, the Company received consideration consisting of:

$69.4 million in cash paid after various closing adjustments;

an 11% non-convertible senior promissory note payable by Delta Petroleum to HNR Energia six months from the closing date in the principal amount of $12.0 million, guaranteed by the sole member and sole equity-holder of Delta Petroleum;

the return of all of the Company’s common stock owned by CT Energy, consisting of 8,667,597 shares (approximately 2,166,900 shares taking into account the November 3, 2016 one-for-four reverse stock split) which was approximately 16.8% of all outstanding shares pre-closing, to be held by the Company as treasury shares;

the cancellation of $30.0 million in outstanding principal under the 15% Note; and

the cancellation of the CT Warrant.

At the closing, the outstanding principal and accrued interest totaling $38.9 million and $1.4 million, respectively, under both the 15% Note and the Additional Draw Note, were repaid, net of withholding tax, as a closing adjustment to cash, and the 15% Note and Additional Draw Note were terminated. To fund Harvest’s transaction expenses and operations until the closing under the Share Purchase Agreement, CT Energy had loaned Harvest $2.0 million on each of June 21, 2016, July 20, 2016, August 24, 2016 and September 21, 2016 under the Additional Draw Note.

The relationship between the Company and CT Energy effectively terminated upon the closing under the Share Purchase Agreement. In addition to the termination or relinquishment of all Company securities held by CT Energy, Oswaldo Cisneros and Alberto Sosa resigned as CT Energy’s non-independent designees to the Company’s board of directors. The Company decreased its number of board members from seven to five immediately after the resignations.

Additionally, the Securities Purchase Agreement and certain agreements related to the Securities Purchase Agreement, including the Management Agreement, terminated. Finally, all liens securing Company debt formerly owed to CT Energy were released at the closing.

Dussafu Project — Gabon

Harvest has a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions, and we are the operator. The third exploration phase of the Dussafu PSC expired on May 27, 2016. The expiration of the exploration phase has no effect on the discovered fields under the Exclusive Exploitation Authorization (EEA) as discussed below. All expenditure commitments on this exploration phase have been completed. On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality was signed with Direction Generale Des Hydrocarbures (DGH) pertaining to four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the DGH awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production. In order to begin production by July 2018, the current project plan being considered is to develop the area surrounding our Ruche well first, followed by the development of the other fields and drilling selected high quality exploration prospects identified on 3D seismic. In order to meet this schedule, we issued the tender for the floating production, storage and offloading unit (“FPSO”) on November 4, 2016.

Operational activities during the six months ended June 30, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014. Furthermore, the Company issued tenders for the FPSO on November 4, 2016.

We have received two proposals for the purchase of our Gabon interests and are in discussions with both potential buyers; however, there can be no assurances that these discussions or either proposal will lead to a definitive transaction.

NYSE Listing Requirements

On October 25, 2016, the Company announced that it would conduct a one-for-four reverse split of its authorized, issued and outstanding common stock. The one-for-four reverse stock split became effective after the market closed on November 3, 2016, and the Company’s common stock began trading on a split-adjusted basis at market open on November 4, 2016. The reverse stock split will not impact any stockholder’s ownership percentage of the Company or voting power, except for minimal effects resulting from the treatment of fractional shares. Following the reverse split, the number of outstanding shares of the Company’s common stock was reduced from 44,171,215 to approximately 11,042,804. Additionally, the number of authorized shares of the Company’s common stock decreased from 150,000,000 to 37,500,000. On November 3, 2016, the Company completed a one-for-four reverse split of its common stock. As of November 4, 2016, the closing price of the Company’s common stock had increased to $4.45 per share. Given the increase in the Company’s share price, the Company expects that it will have regained compliance with the Pricing Standard by December 19, 2016.

On April 25, 2016, the Company received a notice from the NYSE stating that the Company was not in compliance with a second NYSE continued listing requirement, which provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million.

The Company believes that the sale of its Venezuelan interests on October 7, 2016 ultimately will allow it to regain compliance with the Financial Standard by increasing its stockholders’ equity.  However, the Company must demonstrate compliance for two consecutive financial quarters before the deficiency can be cured.

Conference Call

Harvest will hold a conference call at 10:00 a.m. Central Time on Wednesday, November 9, 2016, during which management will discuss Harvest’s 2016 third quarter operational and financial results. The conference leader will be James A. Edmiston, President and Chief Executive Officer. To access the conference call, dial 785-424-1678 or 888-632-3381 five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 8476292. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 8476292, through November 14, 2016.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with exploration and exploitation assets in Gabon. For more information visit Harvest’s website at www.harvestnr.com.

CONTACT:
Stephen C. Haynes
Vice President, Chief Financial Officer
(281) 899-5716
Forward Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2015 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share data)
	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,546	$2,505
Accounts receivable	259	2,458
Assets held for sale	11,013	10,444
Prepaid expenses and other	810	811

TOTAL CURRENT ASSETS	14,628	16,218
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	29,626	31,006
Other administrative property, net	671	439

TOTAL PROPERTY AND EQUIPMENT, net	30,297	31,445
OTHER ASSETS, net of allowance for $0.7 million (2016 and 2015)	149	118

TOTAL ASSETS	$45,074	$47,781
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$735	$365
Accrued expenses	7,037	2,991
Liabilities held for sale	34,435	7,177

TOTAL CURRENT LIABILITIES	42,207	10,533
OTHER LONG-TERM LIABILITIES	—	42

TOTAL LIABILITIES	42,207	10,575
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; issued and outstanding, none	—	—
Common stock, par value $0.01 per share; shares authorized 37,500 (2016 and 2015); shares issued 14,497 (2016 and 2015); shares outstanding 12,848 shares (2016) and 12,854 shares (2015)	145	145
Additional paid-in capital	304,490	302,708
Accumulated deficit	(233,832)	(199,778)
Treasury stock, at cost, 1,649 shares (2016) and 1,643 shares (2015)	(66,331)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	4,472	36,759
NONCONTROLLING INTEREST OWNERS	(1,605)	447

TOTAL EQUITY	2,867	37,206

TOTAL LIABILITIES AND EQUITY	$45,074	$47,781

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015

EXPENSES:
Depreciation and amortization	$	11	$	21	$	41	$	67
Exploration expense		581		831		1,720		3,338
Impairment expense — oilfield inventories		1,324		540		1,452		540
General and administrative		3,630		4,686		12,535		13,017

		5,546		6,078		15,748		16,962

LOSS FROM OPERATIONS		(5,546)		(6,078)		(15,748)		(16,962)
OTHER NON-OPERATING INCOME (EXPENSE):
Transaction costs related to sale of Harvest Holding		(1,814)		—		(3,365)		—
Other non-operating income (expense)		(3)		477		(10)		434

		(1,817)		477		(3,375)		434

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		(7,363)		(5,601)		(19,123)		(16,528)
INCOME TAX BENEFIT		—		(1,857)		—		(650)

INCOME (LOSS) FROM CONTINUING OPERATIONS		(7,363)		(3,744)		(19,123)		(15,878)
DISCONTINUED OPERATIONS, net of taxes		96		9,162		(18,204)		(10,360)

NET INCOME (LOSS)		(7,267)		5,418		(37,327)		(26,238)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS		(207)		(294)		(3,273)		(908)

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO HARVEST		$(7,060)	$	5,712		$(34,054)		$(25,330)

INCOME (LOSS) PER SHARE:
Income (loss) per share:
Basic income (loss) per share:
Loss from continuing operations		$(0.56)		$(0.31)		$(1.23)		$(1.39)
Discontinued operations		0.01		0.83		(1.42)		(0.96)

Basic income (loss) per share		$(0.55)	$	0.52		$(2.65)		$(2.35)

Diluted income (loss) per share:
Loss from continuing operations		$(0.56)		$(0.31)		$(1.23)		$(1.39)
Discontinued operations		0.01		0.83		(1.42)		(0.96)

Diluted income (loss) per share		$(0.55)	$	0.52		$(2.65)		$(2.35)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic		12,849		11,019		12,852		10,785
Diluted		12,849		11,019		12,852		10,785

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2016		2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations		$(19,123)		$(15,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		41		67
Amortization of debt financing costs		—		200
Impairment expense — oilfield inventories		1,452		540
Allowance for long-term receivable		—		550
Share-based compensation-related charges		2,425		2,202
Deferred income tax benefit		—		(655)
Changes in operating assets and liabilities:
Accounts receivable		2,199		(1,790)
Prepaid expenses and other		—		(542)
Other assets		(31)		1
Accounts payable		370		(1,035)
Accrued expenses		3,354		(477)
Other current liabilities		107		(1)
Deferred tax liabilities		—		1,755

NET CASH USED IN CONTINUING OPERATING ACTIVITIES		(9,206)		(15,063)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment, net		(360)		(491)

NET CASH USED IN INVESTING ACTIVITIES		(360)		(491)

CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock		(15)		—

NET CASH PROVIDED BY FINANCING ACTIVITIES		(15)		—

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash used in operating activities in discontinued operations		(2,420)		(2,758)
Cash provided by (used in) investing activities in discontinued operations		(179)		323
Cash provided by financing activities in discontinued operations		12,221		23,537

NET CASH PROVIDED BY DISCONTINUED OPERATIONS		9,622		21,102

NET INCREASE IN CASH AND CASH EQUIVALENTS		41		5,548
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		2,505		6,138

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$	2,546	$	11,686